                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  FORM 8-K/A
                                AMENDMENT NO. 1

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):            JANUARY 13, 1997
(NOVEMBER 1, 1996)



                             COMFORCE CORPORATION
--------------------------------------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)



                                   DELAWARE
--------------------------------------------------------------------------------
                (State or Other Jurisdiction of Incorporation)



           1-6081                                            36-2262248
-------------------------------             ------------------------------------
(Commission File Number)                    (I.R.S. Employer Identification No.)


2001 MARCUS AVENUE, LAKE SUCCESS, NY 11042
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                              (Zip Code)



Registrant's Telephone Number, Including Area Code:    (516) 328-7300

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
------------------------------------------

     As reported in the Company's Form 8-K dated November 8, 1996, on November 1, 1996, COMFORCE IT Acquisition Corp., a wholly-owned subsidiary of COMFORCE Corporation (the "Company"), merged with AZATAR Computer Systems, Inc. ("AZATAR") pursuant to the terms of an Agreement and Plan of Reorganization entered into by such parties and W. Mark Holbrook, formerly the controlling stockholder of AZATAR (the "Merger Agreement").

     The registrant hereby files this Form 8-K/A, Amendment No. 1 to its Form 8-K dated November 8, 1996 to file the financial statements as required in accordance with Item 7(a)(4) of Form 8-K and to file related pro forma financial information as required in accordance with Item 7(b) of Form 8-K.

     (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

Balance sheets of AZATAR as of November 30, 1995 and August 31, 1996 and the related statements of operations and retained earnings and statements of cash flows for the year ended November 30, 1995 and the nine month period ended August 31, 1996.

[COOPERS & LYBRAND LOGO]


                         AZATAR COMPUTER SYSTEMS, INC.

                                   --------

                              FINANCIAL STATEMENTS

                FOR THE NINE-MONTH PERIOD ENDED AUGUST 31, 1996
                    AND FOR THE YEAR ENDED NOVEMBER 30, 1995

[LETTERHEAD OF COOPERS & LYBRAND]

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders of
Azatar Computer Systems, Inc.

We have audited the accompanying balance sheets of Azatar Computer Systems, Inc. as of August 31, 1996 and November 30, 1995, and the related statements of operations and retained earnings, and cash flows for the nine-month period ended August 31, 1996 and for the year ended November 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Azatar Computer Systems, Inc. as of August 31, 1996 and November 30, 1995, and the results of its operations and its cash flows for the nine-month period ended August 31, 1996 and for the year ended November 30, 1995, in conformity with generally accepted accounting principles.

                                          /s/ Coopers & Lybrand LLP

Rochester, New York
November 6, 1996

                         AZATAR COMPUTER SYSTEMS, INC.

                                 BALANCE SHEETS

                     AUGUST 31, 1996 AND NOVEMBER 30, 1995

                                                         AUGUST 31, NOVEMBER 30,
                                                            1996        1995
                                                         ---------- ------------
                         ASSETS
Current assets:
  Cash.................................................. $  738,837  $  880,100
  Accounts receivable...................................  1,501,948   1,166,339
  Due from related party................................    321,941     369,205
  Prepaid expenses......................................      8,399      16,520
                                                         ----------  ----------
                                                          2,571,125   2,432,164
Equipment and leasehold improvements, net...............    232,653     215,038
Other assets............................................     31,856      33,841
                                                         ----------  ----------
                                                         $2,835,634  $2,681,043
                                                         ==========  ==========
          LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable...................................... $   34,788  $    8,424
  Accrued payroll and payroll taxes.....................    118,993     178,067
  Other accrued expenses................................     22,771      39,021
  Due to related party..................................                 24,000
  Accrued federal and state income taxes................    601,263     755,867
  Interest payable......................................    112,000      83,000
                                                         ----------  ----------
    Total current liabilities...........................    889,815   1,088,379
                                                         ----------  ----------
Stockholder's equity:
  Common stock, No par value, 200 Shares authorized
   and 100 Shares issued and outstanding................        500         500
  Retained earnings.....................................  1,945,319   1,592,164
                                                         ----------  ----------
    Total stockholder's equity..........................  1,945,819   1,592,664
                                                         ----------  ----------
                                                         $2,835,634  $2,681,043
                                                         ==========  ==========


    The accompanying notes are an integral part of the financial statements.

                         AZATAR COMPUTER SYSTEMS, INC.

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

               FOR THE NINE-MONTH PERIOD ENDED AUGUST 31, 1996
                   AND FOR THE YEAR ENDED NOVEMBER 30, 1995

                                                        AUGUST 31,  NOVEMBER 30,
                                                           1996         1995
                                                        ----------  ------------
Revenue:
  Contract Income...................................... $5,562,451   $6,833,671
  Placement Income.....................................    218,703      237,804
                                                        ----------   ----------
    Total revenue......................................  5,781,154    7,071,475
                                                        ----------   ----------
Direct costs and expenses:
  Employee payroll and benefits........................  3,954,973    4,947,219
  Outside services.....................................    663,633      631,237
  General and administrative...........................    556,141      569,933
  Depreciation and amortization........................     24,537       28,229
                                                        ----------   ----------
    Total direct costs and expenses....................  5,199,284    6,176,618
                                                        ----------   ----------
                                                           581,870      894,857
                                                        ----------   ----------
Other income (expense).................................     10,216       (3,732)
Interest income........................................     44,150       48,246
Interest expense.......................................    (29,098)     (40,504)
                                                        ----------   ----------
Income before provision for income taxes...............    607,138      898,867
                                                        ----------   ----------
Income tax provision...................................    253,983      363,251
                                                        ----------   ----------
  Net Income...........................................    353,155      535,616
Retained earnings--beginning of period.................  1,592,164    1,056,548
                                                        ----------   ----------
Retained earnings--end of period....................... $1,945,319   $1,592,164
                                                        ==========   ==========



    The accompanying notes are an integral part of the financial statements.

                         AZATAR COMPUTER SYSTEMS, INC.

                            STATEMENTS OF CASH FLOWS

               FOR THE NINE-MONTH PERIOD ENDED AUGUST 31, 1996
                   AND FOR THE YEAR ENDED NOVEMBER 30, 1995

                                                        AUGUST 31, NOVEMBER 30,
                                                           1996        1995
                                                        ---------- ------------
Reconciliation of net income to net cash provided by
 (used in) operating activities:
  Net income..........................................   $353,155    $535,616
                                                         --------    --------
  Adjustments to reconcile net income to net cash
   provided by (used in) operating activities:
    Depreciation and amortization.....................     24,537      28,229
    Increase in accounts receivable...................   (335,609)   (330,305)
    Decrease (increase) in prepaid expenses...........      8,121     (10,276)
    Decrease (increase) in other assets...............      1,985      (5,002)
    Increase in accounts payable......................     26,364         339
    Increase (decrease) in accrued payroll and payroll
     taxes............................................    (59,074)     59,319
    Increase (decrease) in other accrued expenses.....    (16,250)      6,747
    Increase (decrease) in due to related party.......    (24,000)     24,000
    Increase (decrease) in federal and state income
     taxes............................................   (154,604)    323,738
    Increase in interest payable......................     29,000      38,000
                                                         --------    --------
      Total adjustments...............................   (499,530)    134,789
                                                         --------    --------
        Net cash provided by (used in) operating
       activities.....................................   (146,375)    670,405
                                                         --------    --------
Cash flows provided by (used in) investing activities:
  Capital expenditures................................    (42,152)    (35,468)
  Net receipts (advances) on related party loans......     47,264     (23,233)
                                                         --------    --------
        Net cash provided by (used in) investing
       activities.....................................      5,112     (58,701)
                                                         --------    --------
Cash flows used in financing activities:
  Repayment of line-of-credit.........................               (150,000)
                                                         --------    --------
        Net cash used in financing activities.........               (150,000)
                                                         --------    --------
Net increase (decrease) in cash.......................   (141,263)    461,704
Cash--beginning of period.............................    880,100     418,396
                                                         --------    --------
Cash--end of period...................................   $738,837    $880,100
                                                         ========    ========
Supplemental disclosures of cash flow information:
  Cash paid during the year for taxes.................   $350,600    $ 31,500
                                                         ========    ========


    The accompanying notes are an integral part of the financial statements.

                         AZATAR COMPUTER SYSTEMS, INC.

                         NOTES TO FINANCIAL STATEMENTS

    FOR THE NINE-MONTH PERIOD ENDED AUGUST 31, 1996 AND FOR THE YEAR ENDED
                               NOVEMBER 30, 1995
1. DESCRIPTION OF BUSINESS

  Azatar Computer Systems, Inc. (Azatar) provides computer programming services, programmers/operators and analysts, to businesses primarily located in Central/Western New York State. The employees are provided on a temporary or semi-permanent basis. Azatar maintains offices in Rochester and Syracuse, New York.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  REVENUE RECOGNITION: Revenue for providing programming services is recognized at the time such services are rendered.

  EQUIPMENT AND LEASEHOLD IMPROVEMENTS: Equipment and leasehold improvements are stated at cost less accumulated depreciation and amortization. Expenditures for maintenance and repairs are charged to operations as incurred. Expenses for betterments and major renewals are capitalized.

  Depreciation and amortization of assets are provided using the straight-line method over the estimated useful life of the asset.

  RESTATEMENT: The financial statements as of November 30, 1996 and December 1, 1994, have been restated to reflect the Federal and State income taxes and certain other items applicable to those time periods.

  RECLASSIFICATION: Certain amounts in the financial statements have been reclassified to conform to the presentation format for the nine-months ended August 31, 1996.

  INCOME TAXES: Azatar recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is recorded when necessary to reduce tax assets to their expected realizable value. At August 31, 1996 and November 30, 1995, there were deferred tax assets of approximately $4,700 and $6,600, respectively, included in other assets.

  USE OF ESTIMATES: The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. PROPERTY AND EQUIPMENT

  Property and equipment are summarized as follows:

                                              LIFE OF   AUGUST 31, NOVEMBER 30,
                                             EQUIPMENT     1996        1995
                                            ----------- ---------- ------------
  Furniture and fixtures...................     7 years  $199,980    $190,505
  Equipment................................     5 years   126,440     115,405
  Vehicles.................................     5 years    34,411      34,411
  Leasehold improvements................... 31-39 years   190,045     168,403
                                            -----------  --------    --------
                                                          550,876     508,724
  Less: Accumulated depreciation and
   amortization............................               318,223     293,686
                                                         --------    --------
                                                         $232,653    $215,038
                                                         ========    ========

                         AZATAR COMPUTER SYSTEMS, INC.

3. PROPERTY AND EQUIPMENT--CONTINUED

   Depreciation and amortization charged to operations amounted to $24,537 and $28,229 for the nine-months ended August 31, 1996 and for the year ended November 30, 1995, respectively.

4. CONCENTRATION OF CREDIT RISK

   Azatar's trade accounts receivable as of August 31, 1996 and November 30, 1995, consist primarily of amounts due from major companies requiring the use of information technology contract consultants. As a result, the collectibility is spread across various industries and is not dependent on any particular industry sector. At August 31, 1996 and November 30, 1995, Azatar had five customers with trade accounts receivable balances that aggregated 59% and 65%, respectively, of Azatar's total accounts receivable.

   Percentages of total revenues from significant customers for the nine-month period ended August 31, 1996 and the year ended November 30, 1995 are summarized as follows:

                                                         AUGUST 31, NOVEMBER 30,
                                                            1996        1995
                                                         ---------- ------------
   Customer 1............................................   24.5%       10.5%
   Customer 2............................................   22.1%       11.4%
   Customer 3............................................   15.8%        8.0%
   Customer 4............................................     .2%       20.1%

   Azatar maintains cash in bank accounts which at times may exceed federally insured limits. Azatar has not experienced any losses in such accounts and believes they are not exposed to any significant credit risk on their cash balances. Azatar believes it mitigates such risk by investing its cash through major financial institutions.

5. COMMITMENTS

   At November 30, 1995, future maximum annual rental commitments for real property under noncancelable leases, certain of which are with a related party, for each of the years ended November 30, are as follows:

                                                           RELATED PARTY  OTHER
                                                           ------------- -------
   1996....................................................   $112,940    $17,512
   1997....................................................     85,440     12,624
   1998....................................................     85,440
   1999....................................................     85,440
   2000....................................................     85,440
   Thereafter..............................................     71,200

   Total rent expense for the nine-month period ended August 31, 1996 and the year ended November 30, 1995 was approximately $99,400 and $132,200, respectively, which included approximately $86,500 and $115,400 of payments to a related party for the respective time periods.

6. INCOME TAXES

   Income tax expense for the nine months ended August 31, 1996 and the year ended November 30, 1995, is comprised of the following:

                         AZATAR COMPUTER SYSTEMS, INC.

3. INCOME TAXES--CONTINUED

                                                         AUGUST 31, NOVEMBER 30,
                                                            1996        1995
                                                         ---------- ------------
   Federal...............................................  $189,984    $268,715
   State.................................................    63,999      94,536
                                                           --------    --------
                                                           $253,983    $363,251
                                                           ========    ========

   The provision for income taxes differs from the amount computed using the United States Federal Income tax rate as follows:

                                                         AUGUST 31, NOVEMBER 30,
                                                            1996        1995
                                                         ---------- ------------
   Expected tax at United States income tax rates........  $206,427    $305,615
   State income tax effect...............................    47,556      57,636
                                                           --------    --------
     Total provision for taxes...........................  $253,983    $363,251
                                                           ========    ========

7. RELATED PARTY TRANSACTIONS

   Azatar purchases computer equipment and computer programming services from a related party. Equipment purchases from the related party totaled $9,575 and $7,769, for the nine-month period ended August 31, 1996 and the year ended November 30, 1995, respectively.

   Computer programming services purchased from a related party were $92,650 and $81,000 for the nine-month period ended August 31, 1996 and for the year ended November 30, 1995, respectively.

   Azatar held various loans due from related parties that totaled $321,941 and $369,205 at August 31, 1996 and November 30, 1995, respectively. The loans were at interest rates ranging from 6% to 9% and were repaid during November 1996.

8. EMPLOYEE BENEFIT PLAN

   Azatar maintains a retirement plan under Section 401(k) of the Internal Revenue Code. Eligible employees may contribute up to six percent of their earnings. Azatar will match employees' contributions at a rate of twenty percent of the employee contribution. For the nine-month period ended August 31, 1996 and the year ended November 30, 1995, Azatar made contributions to the plan of $20,745 and $22,227, respectively.

9. SUBSEQUENT EVENTS

   Effective November 3, 1996, Azatar merged into a subsidiary of Comforce Corporation.

     (b) PRO FORMA FINANCIAL INFORMATION.

     In October 1995, the Company acquired all of the capital stock of Spectrum Global Services, Inc. (formerly d/b/a YIELD Global and subsequently renamed COMFORCE Telecom, Inc.) ("COMFORCE Telecom"), which was engaged in the telecommunications technical staffing business. In September 1995, the Company discontinued its then existing jewelry business. As shown in the table below, the Company acquired five additional technical staffing businesses in 1996 and has entered into a definitive agreement to acquire RHO Company Incorporated ("RHO"). Since September 30, 1996, the recent acquisitions have been funded principally from proceeds received by the Company from its sale of 3,250 shares of Series F Preferred Stock and 460,000 shares of Common Stock and related payment rights and its issuance of 111,111 shares of Common Stock upon the exercise of a warrant. The agreement to acquire RHO requires that the transaction be closed by February 28, 1997.

                                                  FISCAL 1995
                           YEAR    ACQUISITION      REVENUE
  ACQUIRED COMPANY        FOUNDED     DATE        (MILLIONS)  HEADQUARTERS     MARKET SERVED
  ----------------        -------     ----        ----------  ------------     -------------
COMFORCE Telecom            1987      October 1995   $11.4    Lake Success,    Telecommunications
                                                              NY
Williams                    1991      March 1996      $4.2    Englewood,       Telecommunications
 Communications                                               FL
Services, Inc.
 ("Williams")

RRA, Inc., Project          1964      May 1996       $52.0    Tempe, AZ        Technical Services
 Staffing Support Team,
 Inc. and DataTech
 Technical Services, Inc.
 (collectively, "RRA")

Force Five, Inc.            1993      August 1996     $7.1    Dallas, TX       Information Technology
 ("Force Five")

AZATAR Computer             1980      November        $7.1    Rochester,       Information Technology
 Systems, Inc.              1996      NY
 ("AZATAR")

                                                  FISCAL 1995
                           YEAR    ACQUISITION      REVENUE
  ACQUIRED COMPANY        FOUNDED     DATE        (MILLIONS)  HEADQUARTERS     MARKET SERVED
  ----------------        -------     ----        ----------  ------------     -------------
 Continental Field
 Service Corporation and    1965   November           $9.9    Elmsford, NY     Telecommunications
Progressive Telecom,        1996
 Inc. (collectively,
 "Continental")

RHO                         1971   Proposed to       $83.6    Redmond,         Technical Services and
                                      be                      WA               Information Technology
                                   February 1997

     The following information reflects (i) the treatment of the operation of the Company's jewelry business prior to September 1995 as a discontinued operation and (ii) the acquisition of COMFORCE Telecom in 1995, the other five acquisitions completed in 1996, and the proposed acquisition of RHO as if such acquisitions had occurred on January 1, 1995 (other than unaudited pro forma balance sheet data at September 30, 1996, which has been prepared as if all such acquisitions were consummated as of such date). The unaudited pro forma balance sheet data also reflects the sale in December 1996 of 350,000 shares of Common Stock and related payment rights, the proceeds of which were not required in connection with any acquisition.

     The pro forma data is being presented to show the effect of all such transactions since the presentation of pro forma information as to the transaction described in this Report would not otherwise be meaningful.

The following pro forma data is filed herewith:

Pro forma balance sheet as of September 30, 1996.

Pro forma statements of income for the years ended December 31, 1994 and 1995 and the nine month periods ended September 30, 1995 and 1996.

                     COMFORCE Corporation and Subsidiaries

                   UNAUDITED PRO FORMA FINANCIAL STATEMENTS

        The following unaudited pro forma financial statements reflect (i) the treatment of the operation of the Company's jewelry business prior to September 1995 as a discontinued operation and (ii) the acquisition of COMFORCE Telecom, Inc., in 1995, the other five acquisitions completed in 1996, and the proposed acquisition of RHO Company Incorporated as if such acquisitions had occurred on January 1, 1994 (other than the unaudited pro forma balance sheet at September 30, 1996, which has been prepared as if all such acquisitions were consummated as of such date). Prior to its acquisition by the Company, each of these acquired businesses operated as a separate independent entity. Since the unaudited pro forma financial statements set forth below show the combined financial condition and operating results of these recently acquired businesses during periods when they were not under common control or management, the information presented may not be indicative of the results which would have actually been obtained had such acquisitions been completed on the dates indicated, or of the Company's future financial or operating results.

        In addition to the adjustments described in the notes to the unaudited pro forma financial statements, the pro forma statements have been adjusted to include the effects of the following transactions which have occurred or are proposed to occur after September 30, 1996: (i) the Company's sale of 3,250 shares of Series F Preferred Stock, the Company's sale of 810,000 shares of Common Stock and related payment rights and the Company's receipt of proceeds upon the exercise of a warrant to purchase 111,111 shares of Common Stock, which provided aggregate net proceeds of $10,327,000, certain of which net proceeds were utilized to pay the cash portion of the purchase prices of AZATAR and Continental of $5,455,000 in the aggregate; (ii) the Company's issuance of 280,011 shares of the Company's Common Stock with a value of $4,695,000 to pay the non-cash portion of the purchase price of AZATAR and Continental; (iii) the conversion of all outstanding shares of the Company's Series E Preferred Stock into 887,100 shares of Common Stock; and (iv) the issuance of 796,782 shares of Common Stock reflecting the settlement of obligations through the issuance of Common Stock.

                                               Unaudited Pro Forma Balance Sheet
                                                    As Of September 30, 1996

Current Assets:                        COMFORCE    AZATAR    Continental    RHO     Adjustments    Pro Forma
                                       --------    ------    -----------   -----    -----------    ---------
Cash and cash equivalents                   952       739            476      69          2,173       4,409
Restricted cash and equivalents              50                              394                        444
Accounts receivable, net                 10,081     1,502          1,611   8,362         (3,113)     18,443
Prepaid expenses                             86         8             60     377                        531
Due from related party                                322                                 (322)          --
Officer loans                               367                                                         367
Deferred income taxes                        54                                                          54
Other assets                                325                                                         328
                                       --------    ------    -----------   -----    -----------    --------
  Total current assets                   11,915     2,571          2,150   9,202         (1,262)     24,576
                                       --------    ------    -----------   -----    -----------    --------


Property and equipment, net of
  accumulated depreciation                  492       233             63     640                      1,428
Intangible assets, net of
  accumulated amortization               14,036                               13         23,152      37,201
Mortgage receivable                                                  331                   (331)         --
Other assets                                231        32             39      51            (71)        282
                                       --------    ------    -----------   -----    -----------    --------
  Total assets                           26,674     2,836          2,583   9,906         21,488      63,487
                                       ========    ======    ===========   =====    ===========    ========
Current liabilities:
Borrowings under revolving line
  of credit                               3,250                            5,664                      8,914
Current portion of long-term debt                                            395           (395)         --
Accounts payable                            283        35          116       168           (151)        451
Accrued expenses                          2,785        23          171       553           (194)      3,338
Accrued payroll and payroll taxes                     119          143     2,090           (262)      2,090
Income taxes                                694       601                                  (601)        694
Notes payable                                                       13                      (13)         --
Accrued interest                                      112                    114           (226)         --
Liabilities to be assumed by ARTRA
  GROUP Incorporated                        350                                                         350
                                       --------    ------    -----------   -----    -----------    --------
  Total current liabilities               7,362       890          443     8,984         (1,842)     15,837
                                       --------    ------    -----------   -----    -----------    --------

Obligations to be settled by the
  issuance of Common Stock                  541                                            (541)         --
Deferred income tax                          55                                                          55
Long-term debt                                                             9,360         (9,360)         --

Commitments and contingencies

Stockholders equity:

Series E convertible preferred stock          1                                              (1)         --
Series D Senior convertible preferred
  stock                                       1                                                           1
Series F Senior convertible preferred
  stock                                                                                       1           1
Common Stock                                 98         1            37       50            (52)        134
Additional paid-in capital               17,902                                          28,843      46,745
Other capital                                                              2,180         (2,180)         --
Deferred stock option charge net                                          (1,983)         1,983          --
Retained earnings, since January 1,
  1996                                      714                                                         714
Retained earnings (deficit)                         1,945         2,169   (8,685)         4,571          --
Treasury stock                                                      (66)                     66          --
                                       --------    ------    -----------   -----    -----------    --------
Total stockholders equity                18,716     1,946         2,140   (8,438)        33,231      47,595
                                       --------    ------    -----------   -----    -----------    --------
Total liabilities and stockholders
  equity                                 26,674     2,836         2,583    9,906         21,488      63,487
                                       ========    ======    ===========   =====    ===========    ========

            See notes to unaudited pro forma financial statements.

                                                       COMFORCE CORPORATION
                                            UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                                              FOR THE YEAR ENDED DECEMBER 31, 1994(2)

                                             COMFORCE         COMFORCE
                                           Corporation*       Telecom*        Williams           RRA***     FORCE FIVE
                                           ------------       --------       ---------           ------     ----------

Revenues                                                        $8,245          $2,930          $38,559         $3,234
Cost of revenues                                                 6,417           2,107           35,601          2,485
                                                              --------        --------         --------       --------
  Gross profit                                                   1,828             823            2,958            749


Operating expenses:
  Selling, general and administrative               966            959             582            2,156            625
  Depreciation and amortization                                    175              15              133              5
  Non-recurring charges:
    Management fees to former parent
      company                                                      803  (4)
                                               --------       --------        --------         --------       --------
                                                   (966)          (109)            226              669            119
Income (loss) from operations

Other (income) expense                                              (9)                             (25)
Interest expense                                  1,316                             26              168             16
                                               --------       --------        --------         --------       --------
                                                  1,316             (9)             26              143             16
                                               --------       --------        --------         --------       --------

Income (loss) before income taxes                (2,282)          (100)            200              526            103
Provision (credit) for income taxes                                 15              78                -             48
                                               --------       --------        --------         --------       --------
Net income (loss)                                (2,282)         $(115)           $122             $526            $55
                                                              ========        ========         ========       ========

Dividends on preferred stock                          -
Dividends on common stock equivalents                 -
                                               --------
                                                $(2,282)
                                               ========

Income (loss) per share operations               $(0.72)
                                               ========

Weighted average shares outstanding               3,195
                                               ========


                                                                                            Pro Forma           Pro
                                           RHO**              AZATAR        Continental   Adjustments(3)        Forma
                                           ------------       --------      -----------   --------------     ----------

Revenues                                        $76,170         $4,923          $8,386                        $142,447
Cost of revenues                                 69,157          3,982           7,181                         126,930
                                               --------       --------        --------                        --------
  Gross profit                                    7,013            941           1,205                          15,517


Operating expenses:
  Selling, general and administrative             5,066            423           1,347                          12,124
  Depreciation and amortization                     200             24              74              967          1,593
  Non-recurring charges:
    Management fees to former parent
      company                                                                                                      803
                                               --------       --------        --------         --------       --------
                                                  1,747            494            (216)            (967)           997
Income (loss) from operations

Other (income) expense                                             (20)            (74)                           (128)
Interest expense                                  1,435             39               3           (1,057)         1,946
                                               --------       --------        --------         --------       --------
                                                  1,435             19             (71)          (1,057)         1,818
                                               --------       --------        --------         --------       --------

Income (loss) before income taxes                   312            475            (145)              90           (821)
Provision (credit) for income taxes                   -            242               -             (383)             -
                                               --------       --------        --------         --------       --------
Net income (loss)                                  $312           $233           $(145)            $473          $(821)
                                                              ========        ========         ========

Dividends on preferred stock                                                                                      (197)   (7)
Dividends on common stock equivalents                                                                                -
                                                                                                              --------
                                                                                                               $(1,018)
                                                                                                              ========

Income (loss) per share operations                                                                             $ (0.09)
                                                                                                              ========

Weighted average shares outstanding                                                                             10,846   (6)
                                                                                                              ========


        * The financial statements of these companies for the year ended December 31, 1994 have been audited by Coopers & Lybrand L.L.P., which financial statements are included in this Prospectus.

        ** The financial statements of this company for the year ended December 31, 1994 have been audited by Benson & McLaughlin, which financial statements are included in this Prospectus.

        *** The financial statements of this company for the year ended December 31, 1995, have been audited by Alexander & Devoley, P.C., which financial statements are included in this Prospectus.

             See notes to unaudited pro forma financial statements


                                                       COMFORCE CORPORATION
                                            UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                                              FOR THE YEAR ENDED DECEMBER 31, 1995(2)


                                             COMFORCE         COMFORCE
                                           Corporation*       Telecom*       Williams*           RRA***    FORCE FIVE*
                                           ------------       --------       ---------           ------    -----------

Revenues                                         $2,387         $9,007          $4,178          $52,011         $7,067
Cost of revenues                                  1,818          6,765           3,022           47,830          5,287
                                               --------       --------        --------         --------       --------
  Gross profit                                      569          2,242           1,156            4,181          1,780


Operating expenses:
  Selling, general and administrative               765          1,017             449            2,877          1,373
  Depreciation and amortization                      58            142               1              115             19
  Non-recurring expenses:
    Stock compensation                            3,425   (4)
    Management fees to former parent
      company                                                    1,140  (5)

                                               --------       --------        --------         --------       --------
Income (loss) from operations                    (3,679)           (57)            706            1,189            388

Other (income) expenses:
  Other                                              33             (7)                             (42)           (36)
  Interest                                          585                                             175             48
                                               --------       --------        --------         --------       --------
                                                    618             (7)              -              133             12
                                               --------       --------        --------         --------       --------

Income (loss) before income taxes                (4,297)           (50)            706            1,056            376
Provision (credit) for income taxes                  35             15             354                -            120
                                               --------       --------        --------         --------       --------
Net income (loss)                               $(4,332)          $(65)           $352           $1,056           $256
                                                              ========        ========         ========       ========

Dividends on preferred stock                          0
Income available for common stock               $(4,332)
                                               --------

Loss per share                                   $(0.95)
                                               ========

Weighted average shares outstanding               4,596
                                               ========


                                                                                              Pro Forma          Pro
                                           RHO**            AZATAR****       Continental*   Adjustments(3)      Forma
                                           ------------     ----------       ------------   --------------     ----------

Revenues                                        $83,631         $7,071          $9,850                        $175,202
Cost of revenues                                 74,978          5,578           8,125                         153,493
                                               --------       --------        --------                        --------
  Gross profit                                    8,653          1,493           1,635                          21,709


Operating expenses:
  Selling, general and administrative             6,283            571           1,126             (200)        14,261
  Depreciation and amortization                     227             28              39              989          1,618
  Non-recurring expenses:
    Stock compensation                                                                                           3,425
    Management fees to former parent
      company                                                                                                    1,140

                                               --------       --------        --------         --------       --------
Income (loss) from operations                     2,143            894             470             (789)         1,265

Other (income) expenses:
  Other                                                            (44)            (80)                           (176)
  Interest                                        1,643             40              60           (1,542)         1,009
                                               --------       --------        --------         --------       --------
                                                  1,643             (4)            (20)          (1,542)           833
                                               --------       --------        --------         --------       --------

Income (loss) before income taxes                   500            898             490              753            432
Provision (credit) for income taxes                   -            363               -              718          1,605
                                               --------       --------        --------         --------       --------
Net income (loss)                                  $500           $535            $490              $35         (1,173)
                                                              ========        ========         ========

Dividends on preferred stock                                                                                      (197)(7)
                                                                                                              --------
Income available for common stock                                                                               (1,370)
                                                                                                              ========
Loss per share                                                                                                  $(0.12)
                                                                                                              ========

Weighted average shares outstanding                                                                             11,107   (6)
                                                                                                              ========


        * The financial statements of these companies have been audited for the periods referenced in footnote 2 by Coopers & Lybrand L.L.P., which financial statements are included in this Prospectus.

        ** The financial statements of this company for the year ended December 31, 1995 have been audited by Arthur Andersen L.L.P., which financial statements are included in this Prospectus.

        *** The financial statements of this company for the year ended December 31, 1995 have been audited by Alexander & Devoley, P.C., which financial statements are included in this Prospectus.

        **** The financial statements of this company for the year ended November 30, 1995 have been audited by Coopers & Lybrand L.L.P., which financial statements are included in this Prospectus.

             See notes to unaudited pro forma financial statements

                                                       COMFORCE CORPORATION
                                            UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                                       FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1995(2)


                                             COMFORCE         COMFORCE
                                            Corporation       Telecom        Williams             RRA       FORCE FIVE
                                            -----------       --------       --------            ------     ----------

Revenues                                                        $9,007          $2,975          $37,441         $4,941
Cost of revenues                                                 6,765           2,120           34,559          3,761
                                               --------       --------        --------         --------       --------
  Gross profit                                                   2,242             855            2,882          1,180


Operating Expenses:
  Selling, general and administrative               265          1,017             418            2,016            849
  Depreciation and amortization                                    142               -               86             14
  Non-recurring items:
    Stock Compensation                            3,000   (4)
    Management fees to former parent
      company                                                    1,140  (5)

                                               --------       --------        --------         --------       --------

Income (loss) from operations                    (3,265)           (57)            437              780            317

Other (income) expenses:
  Other                                                             (7)                                            (36)
  Interest expense                                  410                              1              115             36
                                               --------       --------        --------         --------       --------
                                                    410             (7)              1              115              -
                                               --------       --------        --------         --------       --------

Income (loss) before income taxes                (3,675)           (50)            436              665            317
Provision (credit) for income taxes                   -             15             203                -             98
                                               --------       --------        --------         --------       --------
Net income (loss)                                (3,675)          $(65)           $233             $665           $219
                                                              ========        ========         ========       ========

Dividends on preferred stock                          -
                                               --------
Income available for common stock               $(3,675)
                                               ========

Loss per share from operations                   $(1.11)
                                               ========

Weighted average shares outstanding               3,321
                                               ========


                                                                                              Pro Forma           Pro
                                                RHO           AZATAR         Continental    Adjustments(3)       Forma
                                           ------------     ----------       -----------    --------------     ----------

Revenues                                        $62,833         $5,071          $7,371                        $129,639
Cost of revenues                                 56,481          4,196           6,098                         113,980
                                               --------       --------        --------                        --------
  Gross profit                                    6,352            875           1,273                          15,659


Operating Expenses:
  Selling, general and administrative             4,465            359             744                          10,133
  Depreciation and amortization                     178             21              29             $725          1,195
  Non-recurring items:
    Stock Compensation                                                                                           3,000
    Management fees to former parent
      company                                                                                                    1,140

                                               --------       --------        --------         --------       --------

Income (loss) from operations                     1,709            495             500             (725)           191

Other (income) expenses:
  Other                                                            (30)            (48)                           (121)
  Interest expense                                1,249             28              24           (1,297)           566
                                               --------       --------        --------         --------       --------
                                                  1,249             (2)            (24)          (1,297)           445
                                               --------       --------        --------         --------       --------

Income (loss) before income taxes                   460            497             524              572           (254)
Provision (credit) for income taxes                   -            201               -              665          1,182
                                               --------       --------        --------         --------       --------
Net income (loss)                                  $460           $296            $524             $(93)        (1,436)
                                               ========       ========        ========         ========

Dividends on preferred stock                                                                                      (148)(7)
                                                                                                              --------
Income available for common stock                                                                              $(1,584)
                                                                                                              ========

Loss per share from operations                                                                                  $(0.14)
                                                                                                              ========

Weighted average shares outstanding                                                                             10,972   (6)
                                                                                                              ========

             See notes to unaudited pro forma financial statements

                                                       COMFORCE CORPORATION
                                            UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                                       FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1996(2)


                                             COMFORCE                                            FORCE
                                           Corporation*       Williams*         RRA*             FIVE*         RHO*
                                           ------------       --------       ---------           ------    -----------

Revenues                                        $33,514           $657         $22,799           $4,589        $63,556
Cost of revenues                                 28,690            499          20,959            3,454         56,656
                                               --------       --------        --------         --------       --------
  Gross profit                                    4,824            158           1,840            1,144          6,900


Operating expenses:
  Selling, general and administrative             2,891             64           1,375            1,274          5,321
  Depreciation and amortization                     343              1              34               14            226
                                               --------       --------        --------         --------       --------
Income (loss) from operations                     1,590             93             431             (144)         1,353

Other (income) expenses:
  Other                                             (29)                                                           197
  Interest                                          102                             34                7            984
                                               --------       --------        --------         --------       --------
                                                     73             -               34                7          1,181
                                               --------       --------        --------         --------       --------

Income (loss) before income taxes                 1,517             93             397             (151)           172
Provision (credit) for income taxes                 610             39              -               (49)            -
                                               --------       --------        --------         --------       --------
Net income (loss)                                   907            $54            $397            $(102)          $172
                                                              ========        ========         ========       ========

Dividends on preferred stock                       (193)
Dividends on Common Stock equivalents                18
                                               --------

Income available for Common Stock                  $732
                                               ========

Income per share                                  $0.06
                                               ========

Weighted average shares outstanding
  and common stock equivalents                   12,661
                                               ========

                                                                               Pro Forma          Pro
                                            AZATAR***       Continental       Adjustments(3)     Forma
                                           ------------     -----------       ------------   --------------

Revenues                                         $5,781         $7,377                           $138,282
Cost of revenues                                  4,619          6,259                            121,136
                                               --------       --------        --------           --------
  Gross profit                                    1,162          1,118                             17,146


Operating expenses:
  Selling, general and administrative               555            802            (404)            11,878
  Depreciation and amortization                      25             13             558              1,214
                                               --------       --------        --------           --------
Income (loss) from operations                       582            303            (154)             4,054

Other (income) expenses:
  Other                                             (54)           (23)           (197)              (106)
  Interest                                           29              5            (629)               532
                                               --------       --------        --------           --------
                                                    (25)           (18)           (826)               426
                                               --------       --------        --------           --------

Income (loss) before income taxes                   607            321             672              3,628
Provision (credit) for income taxes                 254             -              793              1,647
                                               --------       --------        --------           --------
Net income (loss)                                  $353           $321           $(121)             1,981
                                               ========       ========        ========

Dividends on preferred stock                                                                         (323)  (7)
Dividends on Common Stock equivalents                                                                  26
                                                                                                 --------
Income available for Common Stock                                                                  $1,684
                                                                                                 ========

Income per share                                                                                    $0.11
                                                                                                 ========

Weighted average shares outstanding                                                                15,298   (6)
  and common stock equivalents                                                                   ========



  * The financial statements of these companies for the nine month period ended September 30, 1996 have been audited by Coopers & Lybrand L.L.P., which financial statements are included in this Prospectus.

  ** The financial statements of this company for the nine month period ended September 30, 1996 have been audited by Arthur Andersen L.L.P., which financial statements are included in this Prospectus.

  *** The financial statements of this company for the nine months ended August 31, 1996 have been audited by Coopers & Lybrand L.L.P., which financial statements are included in this Prospectus.

             See notes to unaudited pro forma financial statements

                             COMFORCE Corporation
               Notes to Unaudited Pro Forma Financial Statements

(1) The pro forma adjustments of the unaudited pro forma balance sheet reflect the Company's contemplated equity offering which is anticipated to provide net proceeds of $16,500,000, $14,800,000 of which is to be applied to acquire RHO Company Incorporated, with the remaining cash available for working capital. In addition, the unaudited pro forma balance sheet adjustments eliminate assets not acquired of $5,052,000 and liabilities not assumed of $11,202,000 as part of the related acquisitions. The unaudited pro forma balance sheet also reflects the sale in December 1996 or 350,000 shares of the Company's Common Stock and certain related payment rights, the proceeds of which were not required in connection with any acquisition.

(2) The unaudited pro forma statements of operations include the statements of operations for the companies listed for the periods prior to their acquisition by COMFORCE. The unaudited pro forma statement of operations for the period ended September 30, 1996 presents the financial statements of COMFORCE, AZATAR, Continental and RHO for their respective 1996 nine month periods and the results of operations for companies acquired during the nine month period ended September 30, 1996 as follows: Williams Communications Services, Inc. (Williams) (January 1 through March 3, 1996), RRA, Inc. (RRA) (January 1 through May 10, 1996) and Force Five, Inc., (Force five) (January 1 through July 31, 1996). The financial statements for the year ended December 31, 1995 includes the annual 1995 results of operations of each entity, except for COMFORCE Telecom, Inc. which reflects results of operations for the period January 1 through September 30, 1995 prior to its acquisition on October 16, 1995. The financial statements for all companies for the nine month period ended September 30, 1995 and year ended December 31, 1994 present the nine and twelve month results of operations of the respective companies. All periods presented exclude the revenues and expenses related to the jewelry business of COMFORCE which was discontinued in September 1995. The pro forma results of operations are presented as if these companies were acquired on January 1, 1994 and do not purport to be an indication of the results of operation had these acquisitions been made as of that date or of results which may occur in the future.

(3)  Pro forma adjustments include the following:

                                                            Year ended     Nine months ended
                                                           December 31,     September 30,
                                                           ------------    -----------------
                                                           1994    1995      1995    1996
                                                                  (in thousands)
Non-recurring officer compensation                                  200       --      601
Additional amortization of intangibles (a)                 (967)   (989)     (725)   (558)
Elimination of interest expense (b)                       1,057   1,542     1,297     629
(Increase) decrease in provision for income taxes (c)       383    (718)     (665)   (793)
                                                          -----   -----     -----    ----
Total pro forma adjustments                                $473     $35      $(93)  $(121)

   (a) Amortization of intangibles assumes all of the acquisitions and proposed acquisitions occurred on January 1, 1994. The table below reflects the amortization of intangibles with lives ranging from 5 to 40 years:


                                         Year ended     Nine months ended
                                        December 31,      September 30,
                                       --------------   -----------------
                                       1994     1995    1995        1996
                                       ----     ----    ----        ----

      Pro forma amortization

        Telecom                       $ 243    $ 243   $ 182       $ 182

        Williams                         52       52      39          39

        RRA                             164      164     123         123

        Force Five                       52       52      39          39

        Continental                     125      125      94          94

        AZATAR                          129      129      97          97

        RHO                             370      370     277         277

      Less: historical amortization    (168)    (146)   (126)       (293)
                                      ------   ------   -----      ------
      Pro forma adjustment            $ 967    $ 989    $ 725      $ 558
                                      ======   ======   =====      ======

   (b) Reduction of interest expense relates primarily to the elimination of RHO interest on debt due to shareholders not assumed, interest related to the former Lori Corporation, and the pay down of borrowings with the proceeds to be received from this offering.

   (c) The proforma adjustment for income taxes reflects the tax effect of the proforma adjustment (excluding non-deductible amortization), the tax effect of S Corporation earnings treated as C Corporation earnings and the tax benefit of losses by other entities within the pro forma combined group.

(4) Represents a non-recurring compensation charge related to the issuance of the 35% common stock interest in the Company to certain individuals to manage the Company's entry into, and development of, the telecommunications and computer staffing business.

(5) Represent a non-recurring management fee paid by Telecom to its former parent company prior to its acquisition by the Company.

(6)    Pro forma weighted average shares outstanding are calculated as follows:


                                                                               Year ended                 Nine months ended
                                                                              December 31,                  September 30,
                                                                              -------------                 --------------
                                                                              1994       1995            1995         1996
                                                                              ----       ----            ----         ----
                                                                                         (In thousands of shares)
Historical weighted average shares outstanding                                3,195      4,596           3,321        12,900
Shares to be issued to acquire RHO                                            1,231      1,231           1,231         1,231
Shares issued as compensation                                                 3,091      2,464           3,091             *
Shares issued-Telecom acquisition                                             2,562      2,049           2,562             *
Shares issued-Force Five acquisition                                             27         27              27             *
Shares issued-AZATAR acquisition                                                243        243             243           243
Shares issued-Continental acquisition                                            37         37              37            37
Common shares sold to fund Continental acquisition (a)                          460        460             460           460
Common stock equivalents Series E preferred                                      **         **              **             *
Common stock equivalents on Series D and F Preferred Stock                       **         **              **            **
Warrants issued in connection with the Continental acquisition                   **         **              **           111
Warrants issued in connection with the Telecom acquisition                       **         **              **             *
Shares issued to certain shareholders                                            **         **              **             *
Contingent shares:
        AZATAR (b)                                                               **         **              **            84
        RHO  (c)                                                                 **         **              **           232
                                                                             ------     ------          ------        ------
        TOTAL PRO FORMA SHARES                                               10,846     11,107          10,972        15,298
                                                                             ======     ======          ======        ======


*       Included in historical weighted average shares outstanding.

**      Excluded as the effect would be anti-dilutive.


(a) In December 1996, the Company sold 460,000 shares of its Common Stock, together with a related payment right, for $3.5 million. This payment right requires the Company to make a payment to the investors equal to the amount, if any, by which $10.00 per share exceeds the average closing bid price for the five trading days prior to a specified date (not later than May 1, 1997).

(b) AZATAR's contingent purchase price of $1,200,000 is payable in stock at a rate of $400,000 per year for a three year period, if certain earnings criteria are met. The stock price is based on the average stock price for the last ten days in each year such shares are earned. The per share price at December 31, 1996 of $14.25 has been utilized to calculate contingent shares for pro forma purposes. Such shares actually earned may differ from these calculations.

(c) RHO's contingent purchase price of up to $3,300,000 is payable in stock if certain earnings criteria are being met. The conversion price to calculate shares to be issued is based upon the price of the Company's common stock at the closing of the acquisition. The per share price at December 31, 1996 of $14.25 has been utilized to calculate contingent shares for pro forma purposes. Such shares actually earned and the price per share may differ from this calculation.

(7)     The following summarizes the pro forma dividends on Preferred Stock

                                               Year Ended                       Nine Months ended
                                              December 31,                         September 30,
                                          1994             1995                 1995          1996
        Series D Preferred Stock              *                *                   *           175
        Series E Preferred Stock             35               35                  26            26
        Series F Preferred Stock (a)        162              162                 122           122
                                          -----            -----                ----          ----
                                            197              197                 148           323
                                          =====            =====                ====          ====

(a) Certain discounts upon conversion of Series F Preferred Stock aggregating $970,779 will be recorded as an additional dividend attributable to holders of Preferred Stock in the fourth quarter of 1996.

* Series D not deemed issued in prior periods as proceeds were utilized in 1996 for working capital requirements.

                                   SIGNATURE
                                   ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                COMFORCE Corporation
                                --------------------
                                (Registrant)



                                By:  /s/ Andrew Reiben
                                   ------------------------------------------
                                Andrew Reiben, Chief Accounting Officer

Dated:  January 3, 1997